SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14(a)-12

CELERITEK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELERITEK ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS AND
SETS RECORD DATE

For Further Information: Peggy Smith Celeritek (408) 986-5060	Barrett Godsey Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

For Immediate Release

SANTA CLARA, Calif., April 7, 2003 – Celeritek, Inc. (Nasdaq: CLTK), a manufacturer of GaAs semiconductor components for the wireless communications market and GaAs-based subsystems for the defense market, announced today that it will hold a Special Meeting of Shareholders on Monday, May 19, 2003, to consider and vote on proposals put forth by a dissident group of shareholders, which calls itself the Celeritek Shareholder Protective Committee. The Celeritek Board of Directors has fixed the close of business on April 4, 2003 as the record date for the Special Meeting. Only shareholders of record on the record date will be entitled to vote at the Special Meeting. A formal Notice of the Special Meeting is being mailed today, and proxy materials will be mailed in the near future, to shareholders of record on the record date.

About Celeritek

Celeritek designs and manufactures GaAs semiconductor components and GaAs- based subsystems used in the transmission of voice, video and data traffic over wireless communications networks. Its GaAs semiconductor components and subsystems are designed to facilitate broadband voice and data transmission in mobile handsets and wireless communications infrastructures. Its GaAs semiconductor components primarily consist of transmit solutions, including power amplifiers for cellular and PCS handsets. These products are focused on the high growth CDMA and emerging WCDMA wireless market. Celeritek provides its GaAs-based subsystems to leading companies in the defense industry.

Additional Information

The Board of Directors intends to solicit proxies against the dissident group’s proposals and file a proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the special meeting. Celeritek shareholders are urged to read the proxy statement, when it becomes available, because it will contain important information. Celeritek shareholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov. Celeritek shareholders also will be able to obtain a free copy of the proxy statement, and other relevant documents, by contacting Celeritek Investor Relations. All of the Celeritek directors will be deemed to be participants in the Board’s solicitation of proxies, and certain of the executive officers of Celeritek may be deemed to be participants in the Board’s solicitation of proxies. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies will be set forth in the proxy statement filed by Celeritek with the Securities and Exchange Commission in connection with the special meeting.